UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

SUNOPTA INC.

(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West

Brampton, Ontario, L7A 0H2, Canada

(Address of Principal Executive Offices)

(905) 455-1990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On September 24, 2015, SunOpta Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Nesbitt Burns Inc., as representative, and the other several underwriters named therein (collectively, the “Underwriters”), relating to the offering and sale by the Company of 16,670,000 of the Company’s common shares, no par value, pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-197235). The offering price to the public is $6.00 per share, and the Underwriters agreed to purchase the shares from the Company at a price of $5.73 per share. The Company also granted the Underwriters an option to purchase up to 2,500,500 additional common shares at a price of $5.73 per share.

The Underwriting Agreement contains certain representations, warranties, covenants and conditions. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The list of exhibits in the exhibit index hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	September 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 24, 2015, among SunOpta Inc., BMO Nesbitt Burns Inc., as representative, and the several underwriters named therein.